UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 15, 2016
INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3351 Michelson Drive, Suite 100
Irvine, California 92612-0697
(Address, including zip code of Registrant’s principal executive offices)
Registrant’s telephone number, including area code: (714) 566-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On September 15, 2016, Ingram Micro Inc. (“Ingram Micro”) received a notice from Fidelity regarding an anticipated blackout period for the Ingram Micro 401(k) Investment Savings Plan (the “Plan”) for Plan participants with a balance in the Ingram Micro Stock Fund. The blackout period will be implemented in connection with the anticipated closing of Ingram Micro’s previously announced acquisition by Tianjin Tianhai Investment Company, Ltd. (“Tianjin Tianhai”). Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among Ingram Micro, Tianjin Tianhai and GCL Acquisition, Inc. (“Merger Subsidiary”), subject to the terms and conditions set forth in the Merger Agreement, Merger Subsidiary will be merged with and into Ingram Micro (the “Merger”), with Ingram Micro surviving as a wholly-owned subsidiary of Tianjin Tianhai. A description of the Merger Agreement is available under Item 1.01 of Ingram Micro’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2016 and a copy of the Merger Agreement was filed as Exhibit 2.1 to such Current Report on Form 8-K.

The blackout period will be necessary in order to process the exchange of each share of common stock of Ingram Micro held in the Ingram Micro Stock Fund under the Plan into the right to receive $38.90 in cash, at the Effective Time (as defined in the Merger Agreement) pursuant to the Merger Agreement, and to reallocate such amounts to certain Fidelity Freedom K® Funds based on the participant’s date of birth on file with Ingram Micro as sponsor of the Plan. Participants in the Plan have been advised that, if the Merger is completed as expected, there will be a blackout period wherein Plan participants will be unable to direct or diversify assets held in the Ingram Micro Stock Fund or to obtain a loan, withdrawal or distribution from Plan accounts with a balance in the Ingram Micro Stock Fund under the Plan and that such blackout period is expected to start before the end of 2016, at 4:00 p.m. Eastern Time two business days before the expected closing date of the Merger. The blackout period is expected to end during the week following the closing date of the Merger. Since Ingram Micro does not yet know the actual closing date of the Merger due to Ingram Micro not having control over the timing of governmental approvals, it is unable to determine the exact dates for the blackout period at this time.

As a result of the foregoing, on September 19, 2016, in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR as promulgated by the Securities and Exchange Commission, Ingram Micro sent a separate notice (“Notice”) to its directors and executive officers informing them of the blackout period and certain trading prohibitions that they will be subject to during the blackout period.

A copy of the Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Notice of Blackout Period to Directors and Executive Officers dated September 19, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Executive Vice President,
Secretary and General Counsel
Date: September 19, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Blackout Period to Directors and Executive Officers dated September 19, 2016